United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: March 16, 2006
(Date of earliest event reported)
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 16, 2006, EMAK Worldwide, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter informing the Company that it no longer complies with Nasdaq’s audit committee composition requirements as set forth in Marketplace Rule 4350.
     As previously disclosed in the Form 8-K filed by the Company on February 28, 2006, Jonathan D. Kaufelt, an independent director on the audit committee, resigned from the Company’s Board of Directors. As a result of this change, the audit committee of the Board of Directors is currently not comprised of three members as required by Marketplace Rule 4350(d)(2).
     The letter stated that, consistent with Marketplace Rules 4350(d)(4), the Company will be provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or February 23, 2007, in order to regain compliance. The letter also stated that, in the event the Company does not regain compliance within this period, the Staff will provide written notification that the Company’s securities will be delisted.
     The Company plans to add a qualified, independent director to its audit committee by the date of its next annual meeting.
     On March 22, 2006, the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency Letter. A copy of the press release is included as an exhibit to this Form 8-K.
Item 9.01.   Financial Statements and Exhibits
(c)	Exhibits:

Exhibit 99.1 Press release dated March 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: March 22, 2006	By:	/s/ TERESA L. TORMEY
Teresa L. Tormey,
Chief Administrative Officer and General Counsel

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